SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2016

VIEW SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30178	59-2928366
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Lansdowne, Suite U
Baltimore, Maryland 21227
(Address of principal executive offices)

(410) 242-8439
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TEWRMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 1, 2016, Y.M. Advantage, Inc., a Delaware corporation ("YMA") informed the Company that in accordance with the terms of the YMA Acquisition Agreement executed on December 31, 205 between YMA and the Company, they were recinding their Agreement.  the Company's Board of Directors approved the rescission.  The Company and YMA agreed that the Company retains the right to open future YMA franchises on terms to be negotiated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

View Systems, Inc.

Date:	May 17, 2016	By:	GUNTHER THAN
		Name:	Gunther Than
		Title:	President